UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2017

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	31104	20-8203420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275 Houston, TX (Address of principal executive offices)	77043 (Zip Code)

281-531-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2017, Eco-Stim Energy Solutions, Inc. (the “Company”), with the approval of its Board of Directors, entered into indemnification agreements with each of Andrew Colvin, David Proman, Don Stoltz, and Andrew Teno (the “Indemnification Agreements”) in connection with their role as members of the Board of Directors. These agreements require the Company to indemnify these individuals to the fullest extent permitted by applicable law against liability that may arise by reason of their service to the Company and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. A copy of the Form of Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The other members of the Board of Directors, J. Christopher Boswell, Bjarte Bruheim, and Chris Krummel, who each executed an Indemnification Agreement, dated as of October 1, 2014 (the “Existing Indemnification Agreement”), each executed an amended and restated Indemnification Agreement that replaced and superseded their respective Existing Indemnification Agreement in its entirety. Each such amended and restated Indemnification Agreement is in substantially the form provided as Exhibit 10.1 to this Current Report on Form 8-K.

The foregoing description is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, which is attached as an exhibit hereto and incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement between the Company and its directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

August 18, 2017	By:	/s/ Jon Christopher Boswell
	Name:	J. Christopher Boswell
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement between the Company and directors and officers.